FOR IMMEDIATE RELEASE                            EXHIBIT 99.1

IES Holdings Reports Fiscal 2021 Third Quarter Results

HOUSTON — August 5, 2021 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter ended June 30, 2021.
Third Quarter 2021 Highlights
•Revenue of $406 million for the third quarter of fiscal 2021, an increase of 38% compared with $293 million for the same quarter of fiscal 2020
•Operating income of $22.5 million for the third quarter of fiscal 2021, an increase of 60% compared with $14.1 million for the same quarter of fiscal 2020
•Net income attributable to IES increased 57% to $19.3 million for the third quarter of fiscal 2021, compared with $12.3 million for the same quarter of fiscal 2020; diluted earnings per share attributable to common stockholders of $0.92 compared with $0.58 for the third fiscal quarters of 2021 and 2020, respectively
•Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) increased 62% to $20.7 million compared with $12.8 million for the same quarter of fiscal 2020; adjusted diluted earnings per share attributable to common stockholders (a non-GAAP financial measure, as defined below) of $0.99 compared with $0.60 for the third fiscal quarters of 2021 and 2020, respectively
•Remaining performance obligations of $669 million and backlog (a non-GAAP financial measure, as defined below) of $825 million as of June 30, 2021
•Acquired Edmonson Electric, adding to IES Residential capabilities
•Terminated NOL Rights Plan effective May 21, 2021

Overview of Results

“We are pleased with our third quarter results, which continued to demonstrate the benefits and strength of our end market and geographic diversification,” said Jeff Gendell, Chairman and Chief Executive Officer. “We reported strong year-over-year growth in revenue and profitability for the quarter, despite industry-wide supply chain constraints and significant raw materials price increases as the U.S. and global economies continue to recover. Notably, higher earnings contribution from our Infrastructure Solutions segment, increased Communications revenue as a result of strong demand, ongoing operating improvements within our Commercial & Industrial segment, and continued strong performance from our Residential business during the quarter all contributed to our improved results compared with the prior year.”

Mr. Gendell continued, “Consolidated revenue for the third quarter of fiscal 2021 increased 38% over the prior year, reflecting strong demand and the benefit of acquisitions completed in fiscal 2021, with all four of our operating segments experiencing substantial top-line growth year-over-year. Operating income for the third quarter of fiscal 2021 increased 60% over the prior year, driven by strong execution by our operating teams. Across our entire business, our employees continue to demonstrate dedication, resilience and creativity, enabling us to grow our profitability and market share in a dynamic environment.”

For the third quarter of fiscal 2021, the Communications segment reported revenue of $116.2 million, a 20% increase from the third quarter of fiscal 2020, driven primarily by increased demand from our data center and distribution center customers. Operating income for the Communications segment increased 5% year-over-year to $9.9 million, as higher revenue was partially offset by increased personnel costs, particularly in estimating and project management, as we continue to invest in our capabilities to support future growth opportunities. In addition, selling expenses increased this quarter as travel and other activities that were curtailed in response to the pandemic began to return to a more normal level.

The Residential segment's revenue was $186.4 million in the third quarter of fiscal 2021, an increase of 73% compared with the third quarter of fiscal 2020, reflecting the contribution of businesses acquired during fiscal 2021, strength in our single-family business and the impact of price increases in connection with higher material costs. Operating income for IES’s Residential segment was $11.0 million for the third quarter of fiscal 2021, an increase of 23% compared to the third quarter of fiscal 2020, as benefits of higher revenue were partly offset by substantially increased input prices including copper, electrical components, and other materials, as well as the impact of intangible amortization on businesses acquired in fiscal 2021.

Revenue in the Infrastructure Solutions segment increased 22% to $39.1 million in the third quarter of fiscal 2021 compared to the third quarter of fiscal 2020, driven primarily by increased demand for our custom power solutions. The segment’s operating income increased 25% to

$4.8 million compared to the third quarter of fiscal 2020, primarily reflecting higher year-over-year revenue and strong execution.

The Commercial & Industrial segment reported revenue of $64.1 million for the third quarter of fiscal 2021, an increase of 13% compared to the third quarter of fiscal 2020. The segment reported operating income of $1.0 million for the third quarter of fiscal 2021, compared with a loss of $4.2 million for the third quarter of fiscal 2020. The improvement in operating performance primarily resulted from the increase in revenue, improved project execution and a focus on controlling costs. Although the market remains highly competitive, we have begun to see a return to more typical levels of activity in the awarding of new contracts.

Tracy McLauchlin, Chief Financial Officer, added, “We believe that our strong balance sheet has been a competitive advantage in this period of supply chain uncertainties and escalating raw materials prices, as we have strategically invested in inventory in anticipation of customer needs. As supply chain issues are resolved, we expect to see inventory return to more normal levels. In addition, our cash generation and financial position continue to allow us to execute on our strategic objectives.

“During the quarter, we completed the acquisition of Edmonson Electric, a leading provider of residential electric, low voltage, and heating, ventilation, and air conditioning (HVAC) installation services in Florida. Through the first nine months of fiscal 2021, we have invested a total of $93 million of cash to complete four acquisitions, increasing our market share, extending our geographic presence and expanding our capabilities across multiple end markets.

“We continue to be optimistic as we look toward the remainder of fiscal 2021 and into fiscal 2022, despite ongoing uncertainties relating to the supply chain, input costs and the trajectory of COVID-19. Our operating segments remain focused on executing their business, improving operational efficiencies and driving profitable growth, while our strong financial position provides us the flexibility to take advantage of organic and strategic growth opportunities that may arise.”

During the third quarter of fiscal 2021, Elizabeth Leykum was appointed to the Company’s Board of Directors, bringing over 20 years of investment and financial management experience, as well as corporate governance expertise, to IES. In addition, during the quarter, the Board of Directors approved the accelerated expiration of the Company’s NOL Rights Plan, effective May 21, 2021.

Stock Buyback Plan
In 2015, the Company’s Board of Directors authorized and announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time, and on May 2, 2019, authorized the repurchase of up to an additional 1.0 million shares. During the quarter ended June 30, 2021, the Company did not repurchase any shares under this program. The Company had 993,825 shares remaining under its stock repurchase authorization at June 30, 2021.

Non-GAAP Financial Measures and Other Adjustments
This press release includes adjusted net income attributable to IES, adjusted diluted earnings per share attributable to common stockholders, and backlog, and, in the non-GAAP reconciliation tables included herein, adjusted net income attributable to common stockholders, adjusted EBITDA and adjusted net income before taxes, each of which is a financial measure not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by, in the case of adjusted net income attributable to common stockholders, adjusted earnings per share attributable to common stockholders, adjusted EBITDA and adjusted net income before taxes, distinguishing certain nonrecurring events such as litigation settlements or significant expenses associated with leadership changes, or noncash events, such as impairment charges or our valuation allowances release and write-down of our deferred tax assets, or, in the case of backlog, providing a common measurement used in IES's industry, as described further below, and that these measures, when reconciled to the most directly comparable GAAP measures, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial tables included in this press release.

Remaining performance obligations represent the unrecognized revenue value of our contract commitments. While backlog is not a defined term under GAAP, it is a common measurement used in IES’s industry and IES believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. IES’s remaining performance obligations are a component of IES’s backlog calculation, which also includes signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins. IES’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2021, to be filed with the Securities and Exchange Commission (“SEC”) by August 5, 2021, and any amendments thereto.

About IES Holdings, Inc.
IES is a holding company that owns and manages operating subsidiaries that design and install integrated electrical and technology systems and provide infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our more than 5,700 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Company Contact:
Tracy McLauchlin
Chief Financial Officer
IES Holdings, Inc.
(713) 860-1500

Investor Relations Contact:
Robert Winters or Ross Collins
Alpha IR Group
312-445-2870
IESC@alpha-ir.com

Certain statements in this release may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "seek," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, construction delays, reduced demand for our services, or our ability to collect from our customers; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company's annual report on Form 10-K for the year ended September 30, 2020 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Revenues	$405.9	$293.1	$1,052.7	$860.4
Cost of services	333.0	234.8	856.3	700.6
Gross profit	72.8	58.3	196.4	159.8
Selling, general and administrative expenses	50.3	44.3	140.8	124.2
Contingent consideration	0.1	—	0.1	—
Operating income	22.5	14.1	55.5	35.7
Interest expense	0.2	0.3	0.6	0.8
Other (income) expense, net	(0.1)	(0.2)	(0.2)	0.2
Income from operations before income taxes	22.3	14.0	55.1	34.7
Provision for income taxes	2.6	1.7	9.9	7.6
Net income	19.6	12.3	45.2	27.1
Net income attributable to noncontrolling interest	(0.3)	(0.1)	(1.0)	(0.1)
Net income attributable to IES Holdings, Inc.	$19.3	$12.3	$44.2	$27.0

Earnings per share attributable to common stockholders:
Basic	$0.93	$0.58	$2.11	$1.28
Diluted	$0.92	$0.58	$2.08	$1.26

Shares used in the computation of earnings per share:
Basic (in thousands)	20,829	20,728	20,781	20,820
Diluted (in thousands)	21,088	20,997	21,066	21,084

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE
TO IES HOLDINGS, INC. AND ADJUSTED EARNINGS PER SHARE
ATTRIBUTABLE TO IES HOLDINGS, INC.
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Net income attributable to IES Holdings, Inc.	$19.3	$12.3	$44.2	$27.0
Provision for income taxes	2.6	1.7	9.9	7.6
Adjusted net income before taxes	21.9	14.0	54.1	34.6
Current tax expense (1)	(1.2)	(1.2)	(3.0)	(2.5)
Adjusted net income attributable to IES Holdings, Inc.	20.7	12.8	51.1	32.1

Adjustments for computation of earnings per share:
(Increase) decrease in noncontrolling interest	0.1	—	(0.4)	—
Net income attributable to restricted stockholders	—	(0.2)	—	(0.4)
Adjusted net income attributable to common stockholders	$20.8	$12.6	$50.7	$31.7

Adjusted earnings per share attributable to common stockholders:
Basic	$1.00	$0.61	$2.44	$1.52
Diluted	$0.99	$0.60	$2.41	$1.50

Shares used in the computation of earnings per share:
Basic (in thousands)	20,829	20,728	20,781	20,820
Diluted (in thousands)	21,088	20,997	21,066	21,084

(1) Represents the tax expense for the current period which will be paid in cash and not offset by the utilization of deferred tax assets

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	June 30,	September 30,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18.5	$53.6
Accounts receivable:
Trade, net of allowance	243.9	213.0
Retainage	39.2	40.9
Inventories	71.6	24.9
Costs and estimated earnings in excess of billings	32.0	29.9
Prepaid expenses and other current assets	20.2	9.2
Total current assets	425.2	371.5
Property and equipment, net	35.9	24.6
Goodwill	92.0	53.8
Intangible assets, net	89.3	39.4
Deferred tax assets	24.0	33.8
Operating right of use assets	42.7	31.8
Other non-current assets	6.8	5.8
Total assets	$715.9	$560.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$222.3	$186.7
Billings in excess of costs and estimated earnings	67.2	55.7
Total current liabilities	289.5	242.4
Long-term debt	30.6	0.2
Operating long-term lease liabilities	28.7	20.5
Other non-current liabilities	15.5	12.2
Total liabilities	364.4	275.4
Noncontrolling interest	23.4	1.8
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(23.8)	(24.5)
Additional paid-in capital	201.1	200.6
Retained earnings	150.6	107.0
Total stockholders’ equity	328.2	283.3
Total liabilities and stockholders’ equity	$715.9	$560.5

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Nine Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$45.2	$27.1
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	—	1.7
Deferred financing cost amortization	0.1	0.3
Depreciation and amortization	15.9	8.8
Non-cash compensation expense	2.7	2.8
Deferred income taxes	6.8	5.0
Changes in operating assets and liabilities:
Accounts receivable	(10.7)	(2.0)
Inventories	(33.8)	(3.3)
Costs and estimated earnings in excess of billings	(2.0)	4.6
Prepaid expenses and other current assets	(6.1)	(8.8)
Other non-current assets	(0.3)	0.5
Accounts payable and accrued expenses	4.0	0.2
Billings in excess of costs and estimated earnings	11.5	14.4
Other non-current liabilities	1.6	4.3
Net cash provided by operating activities	35.1	55.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5.4)	(3.7)
Proceeds from sale of assets	0.2	0.1
Cash paid in conjunction with business combinations	(92.7)	(29.0)
Net cash used in investing activities	(97.9)	(32.6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	947.1	592.6
Repayments of debt	(915.9)	(592.6)
Cash paid for finance leases	(0.4)	(0.1)
Noncontrolling interest option exercised	(1.2)	—
Distribution to noncontrolling interest	(0.3)	(0.6)
Purchase of treasury stock	(1.5)	(5.4)
Net cash provided by (used in) financing activities	27.7	(6.1)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(35.1)	16.9
CASH and CASH EQUIVALENTS, beginning of period	53.6	18.9
CASH and CASH EQUIVALENTS, end of period	$18.5	$35.8

IES HOLDINGS, INC. AND SUBSIDIARIES
OPERATING SEGMENT STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Revenues
Communications	$116.2	$96.5	$309.5	$276.8
Residential	186.4	107.9	456.3	300.7
Infrastructure Solutions	39.1	31.9	108.2	92.5
Commercial & Industrial	64.1	56.8	178.7	190.5
Total revenue	$405.9	$293.1	$1,052.7	$860.4

Operating income (loss)
Communications	$9.9	$9.4	$29.0	$23.6
Residential	11.0	8.9	25.6	22.5
Infrastructure Solutions	4.8	3.8	13.4	9.4
Commercial & Industrial	1.0	(4.2)	(0.9)	(8.9)
Corporate	(4.2)	(3.9)	(11.7)	(11.0)
Total operating income	$22.5	$14.1	$55.5	$35.7

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED EBITDA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Net income attributable to IES Holdings, Inc.	$19.3	$12.3	$44.2	$27.0
Provision for income taxes	2.6	1.7	9.9	7.6
Interest & other expense, net	0.2	—	0.4	1.0
Depreciation and amortization	6.1	3.2	15.9	8.8
EBITDA	$28.2	$17.2	$70.4	$44.4
Non-cash equity compensation expense	1.0	1.2	2.7	2.8
Adjusted EBITDA	$29.2	$18.4	$73.1	$47.2

IES HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTAL REMAINING PERFORMANCE OBLIGATIONS AND NON-GAAP RECONCILIATION OF BACKLOG DATA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	June 30,	March 31,	June 30,
	2021	2021	2020
Remaining performance obligations	$669	$614	$523
Agreements without an enforceable obligation (1)	156	93	74
Backlog	$825	$707	$597

(1) Our backlog contains signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins.